SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2004

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The Unaudited Pro Forma Condensed Combined Statement of Operations and explanatory notes of Powerwave set forth below for the year ended January 2, 2005 gives effect to the acquisition of LGP Allgon Holding AB (“LGP Allgon”), accounted for as a purchase business combination, as if it had occurred on the first day of the period presented.

The Unaudited Pro Forma Condensed Combined Statement of Operations reflects Powerwave’s preliminary allocation of the purchase consideration to tangible and intangible assets acquired and liabilities assumed based upon estimates of fair value determined by management with the assistance of independent valuation specialists. Such allocation and amounts may change as restructuring and integration plans are completed. Based on these preliminary estimates, Powerwave allocated approximately $65.8 million to various identifiable intangible assets related to patents and technology, customers and trademarks, with a weighted average life of 4 years. In addition, $23.5 million was allocated to purchased in-process research and development that was expensed upon completion of the acquisition (as a charge not deductible for tax purposes) since the underlying products had not reached technological feasibility, successful development was uncertain and no future alternative uses existed.

The Unaudited Pro Forma Condensed Combined Statement of Operations is provided for informational purposes only and is based upon the standalone historical results of each company prior to the acquisition and excludes the effect of the in-process research and development charge of $23.5 million. The Unaudited Pro Forma Condensed Combined Statement of Operations does not reflect the actual results that would have been reported had the acquisition been completed when assumed, nor is it indicative of the future results of operations for the combined enterprise.

POWERWAVE TECHNOLOGIES, INC.

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED JANUARY 2, 2005

(Unaudited)

(In thousands, except per share data)

	Powerwave (Note 1)	LGP Allgon Combined (Note 1)	Pro Forma Adjustments	Pro Forma Combined	Pro Forma Notes
Net sales	$473,914	$109,838	$—	$583,752

Cost of sales:
Cost of goods	362,872	91,426	—	454,298
Intangible asset amortization	4,615	2,254	(194)	6,675	a
Restructuring and impairment charges	506	—	—	506

Total cost of sales	367,993	93,680	(194)	461,479

Gross profit	105,921	16,158	194	122,273

Operating expenses:
Sales and marketing	28,461	8,970	—	37,431
Research and development	47,188	7,734	—	54,922
General and administrative	24,291	4,228	—	28,519
Intangible asset amortization	7,355	422	1,592	9,369	a
In-process research and development	23,450	—	(23,450)	—	a
Restructuring and impairment charges	2,103	438	—	2,541

Total operating expenses	132,848	21,792	(21,858)	132,782

Operating income (loss)	(26,927)	(5,634)	22,052	(10,509)

Other income (expense), net	118	(5,616)	4,864	(634)	b,c

Income (loss) before income taxes	(26,809)	(11,250)	26,916	(11,143)

Provision for (benefit from) income taxes	45,313	(2,831)	893	43,375	d

Loss before minority interest	(72,122)	(8,419)	26,023	(54,518)

Minority interest	—	210	—	210

Net income (loss)	$(72,122)	$(8,629)	$26,023	$(54,728)

Basic loss per share	$(0.80)			$(0.53)

Diluted loss per share	$(0.80)			$(0.53)

Basic weighted average common shares	90,212			103,513

Diluted weighted average common shares	90,212			103,513

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED STATEMENT OF OPERATIONS

Note 1. Basis of Presentation

The Unaudited Pro Forma Condensed Combined Statement of Operations gives effect to the acquisition of LGP Allgon Holding AB (“LGP Allgon”) as if it had occurred on the first day of the period presented. The Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended January 2, 2005 includes Powerwave’s historical results for the year ended January 2, 2005 (which include LGP Allgon from the acquisition date of May 3, 2004) and LGP Allgon’s historical results for the period from January 1, 2004 to May 2, 2004. The historical information of LGP Allgon for the four months ended April 30, 2004 was prepared in the Company’s reporting currency, the Swedish kronor (“SEK”), utilizing accounting principles generally accepted in Sweden (“Swedish GAAP”), which differs in certain respects from accounting principles generally accepted in the United States of America (“US GAAP”). Adjustments have made to conform such historical information under Swedish GAAP to US GAAP for purposes of the pro forma presentation. In addition, SEK amounts have been translated into U.S. dollars (“USD”) using an average exchange rate for the four month period ended April 30, 2004 of SEK 7.62195 to USD 1.00.

Note 2. Unaudited Pro Forma Combined Adjustments

The following adjustments are required to properly reflect the pro forma combination of Powerwave and LGP Allgon:

(a)	Represents an adjustment to eliminate historical amortization of intangible assets, and amortize identifiable intangible assets with finite useful lives from the current transaction, over periods ranging from 6 months to 10 years. Goodwill and intangible assets related to the LGP Allgon acquisition have been accounted for in accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, which provides for the non-amortization of goodwill and other indefinite lived intangible assets. Accordingly, the unaudited pro forma combined adjustments do not include amortization of goodwill and indefinite lived intangible assets. Additionally, the in-process research and development charge generated in the merger and expensed during the year ended January 2, 2005 has been reversed as it is a non-recurring charge which directly resulted from the transaction.

The adjustments related to the above differences are summarized as follows (in thousands):

	Year Ended January 2, 2005
	Reversal of Pre-existing Identifiable Intangible Amortization and IPR&D Write-off	Amortization of Powerwave’s Identifiable Intangible Assets	Net
Cost of sales:
Intangible asset amortization	$(2,254)	$2,060	$(194)
Operating expenses:
Intangible asset amortization	—	1,592	1,592
In-process research and development	(23,450)	—	(23,450)

Total	$(25,704)	$3,652	$(22,052)

(b)	Includes a decrease in interest income resulting from the use of cash to consummate the LGP Allgon acquisition. A 1.5% interest rate was used to determine the reduction in interest income for the years ended January 2, 2005. This rate approximates the average rate of return on cash and investments of Powerwave during the period.

(c)	Includes an adjustment to reverse acquisition costs incurred by LGP Allgon related to Powerwave’s purchase of LGP Allgon, as they are non-recurring costs directly related to the merger.

(d)	Represents an adjustment for the tax effect on LGP Allgon’s historical financial results and related unaudited pro forma adjustments at the effective incremental U.S. tax rate of 38.3% for Powerwave related adjustments and the Swedish tax rate of 28% for LGP Allgon related adjustments.

Note 3. Unaudited Pro Forma Shares for Earnings Per Share

The following table shows the calculation of shares used in computing the pro forma earnings per share in the unaudited pro forma condensed combined statement of operations for the year ended January 2, 2005 (in thousands):

Year Ended January 2, 2005
Powerwave historical weighted average shares used in computing basic net loss per share	90,212
Weighted average shares of Powerwave common stock issued in exchange for shares of LGP Allgon not already included above	13,301

Pro forma weighted average shares used in computing basic net loss per share	103,513

No weighted average diluted shares, which would consist of stock options and conversion of convertible debt, were used in the calculation of pro forma earnings per share as the impact would have been anti-dilutive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2005		POWERWAVE TECHNOLOGIES, INC

	By:	/s/ KEVIN T. MICHAELS
Kevin T. Michaels
Senior Vice President, Finance and Chief Financial Officer